UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2021
____________________
EXICURE, INC.
(Exact name of Registrant as specified in its charter)
____________________

Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL 60614
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 673-1700
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02    Termination of a Material Definitive Agreement.

As previously disclosed, on December 21, 2020, Exicure, Inc. (the “Company”) entered into an equity distribution agreement (the “Sales Agreement”) with BMO Capital Markets Corp., a Delaware corporation (“BMO”), with respect to an “at-the-market offering” program under which the Company could offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having aggregate gross proceeds of up to $50.0 million through BMO as its sales agent.

On January 4, 2022, BMO delivered written notice to the Company, effective as of such date, to terminate the Sales Agreement pursuant to Section 6(b) thereof. The Company and BMO agreed to terminate the Sales Agreement, effective as of such date. Following termination, the Company will not sell any additional shares of Common Stock pursuant to the Sales Agreement.

Item 2.02     Results of Operations and Financial Condition.

The Company intends to share with investors the amount of cash, cash equivalents and restricted cash it had on hand as of December 31, 2021, as well as the principal amount of outstanding debt, outstanding shares of common stock, and outstanding warrants to purchase common stock as of December 31, 2021. Although the Company has not finalized its financial results for the twelve months ended December 31, 2021, the Company preliminarily estimates that its cash, cash equivalents and restricted cash as of December 31, 2021 was approximately $48.3 million and the principal amount of its debt outstanding as of December 31, 2021 was $7.5 million. Additionally, as of December 31, 2021, the Company had 108,783,144 shares of common stock outstanding, outstanding warrants to purchase up to 17,288,034 shares of common stock at an exercise price of $0.2701 per share, and outstanding pre-funded warrants to purchase up to 14,000,000 shares of common stock at an exercise price of $0.001 per share.

The information in this Item 2.02 is unaudited and preliminary, and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2021 and its results of operations for the three months and year ended December 31, 2021. The audit of the Company’s financial statements for the year ended December 31, 2021 is ongoing. The Company’s actual consolidated cash, cash equivalents and restricted cash balance, the principal amount of outstanding debt, shares of common stock outstanding, and outstanding warrants to purchase common stock as of December 31, 2021 may differ from these estimates due to the completion of the Company’s year-end closing and auditing procedures.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 30, 2021, the Company received a letter (the “Notice”) from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the previous 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Global Select Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), the Company has been provided an initial period of 180 calendar days, or until June 28, 2022 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. If, at any time before the Compliance Date, the bid price for the Company’s common stock closes at $1.00 or more for a minimum of 10 consecutive business days as required under the Compliance Period Rule, the Staff will provide written notification to the Company that it has regained compliance with the Bid Price Requirement, unless the Staff exercises its discretion to extend this 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

If the Company does not regain compliance with Rule 5550(a)(2) by the Compliance Date, the Company may be eligible for additional time. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company meets these requirements, Nasdaq may grant the Company an additional 180 calendar days to regain compliance with the Bid Price Requirement.

If the Company does not regain compliance with the Bid Price Requirement by the Compliance Date and is not eligible for an additional compliance period at that time, the Staff will provide written notification to the Company that its common stock may be delisted. At that time, the Company may appeal the Staff’s delisting determination to the Nasdaq Listing Qualifications Panel (the “Panel”). The Company expects that its common stock would remain listed pending the Panel’s decision. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by the Staff to the Panel, such appeal would be successful.

The Company intends to monitor the closing bid price of its common stock and will consider options available to it to achieve compliance with the Bid Price Requirement.

Item 7.01    Regulation FD Disclosure.

The Company updated its corporate presentation for use at various conferences and meetings with investors, analysts and others. The updates primarily include updates on the Company’s business strategy and disclosure regarding the Company’s cash, cash equivalents and restricted cash as of December 31, 2021. The presentation is posted on the “Investors” portion of its website at https://investors.exicuretx.com/events-and-presentations/, and a copy of the presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01    Other Events.

As previously disclosed in December 2021, the Company has announced its commitment to a plan to wind down the Company’s immuno-oncology program for cavrotolimod (AST-008). The Company also continues to seek opportunities to advance the cavrotolimod (AST-008) program through strategic collaborations or partnerships with the goal of maximizing stockholder value of the program and the full potential of its pipeline, as previously reported in its Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on each of November 19, 2021 and August 12, 2021.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this Current Report on Form 8-K other than statements of historical fact could be deemed forward looking including, but not limited to, statements regarding the Company’s preliminary estimation of its cash, cash equivalents, restricted cash and principal amount of its outstanding debt as of December 31, 2021; the Company’s development of its preclinical program pipeline; the wind down of its cavrotolimod (AST-008) program and XCUR-FXN preclinical program for the treatment of Friedreich’s ataxia, including the estimated timing and cost savings; the Company’s compliance with Nasdaq listing rules or standards; and the Company’s business plans and objectives. Words such as “plans,” “expects,” “will,” “shall,” “anticipates,” “continue,” “expand,” “advance,” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. The forward-looking statements in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update these forward-looking statements. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks that the ongoing COVID-19 pandemic may disrupt the Company’s business and/or the global healthcare system (including its supply chain) more severely than it has to date or more severely than anticipated; unexpected costs, charges or expenses that reduce the Company’s capital resources; the Company’s preclinical or clinical programs do not advance or result in approved products on a timely or cost effective basis or at all; the cost, timing and results of clinical trials; that many drug candidates do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; possible safety and efficacy concerns; risks that preliminary results from preclinical studies and clinical trials are not necessarily predictive of future results; the ability of the Company to collaborate successfully with strategic partners; regulatory developments; exposure to litigation, including patent litigation, and/or regulatory actions; the ability of the Company to protect its intellectual property rights; the ability of the Company to comply with Nasdaq listing rules and standards; and the impact of the completion of the Audit Committee’s investigation and review, including any related investigations or proceedings, shareholder lawsuits, reputational harm, or the possibility that executives or other employees may resign or be terminated. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 19, 2021, as updated by the Company’s subsequent filings with the Securities and Exchange Commission. All information in this Current Report on Form 8-K is as of the date of the release, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Corporate Presentation dated January 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2022	EXICURE, INC.

	By:	/s/ Elias D. Papadimas
Elias D. Papadimas
Chief Accounting Officer